EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Wesbanco and Old Line Bancshares, and has been prepared to illustrate the financial effect of Wesbanco’s merger with Old Line Bancshares. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Wesbanco and its subsidiaries and of Old Line Bancshares and its subsidiaries, as an acquisition by Wesbanco of Old Line Bancshares using the acquisition method of accounting (Accounting Standards Codification (ASC) 805 “Business Combinations”) and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Old Line Bancshares will be recorded by Wesbanco at their respective fair values as of the date the merger is completed. The pro forma financial information should be read in conjunction with Wesbanco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and Old Line Bancshares’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger was consummated on January 1, 2018 for purposes of the unaudited pro forma condensed combined statements of income and September 30, 2019 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

These unaudited pro forma condensed combined financial statements reflect the merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. This information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of Old Line Bancshares, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings, expense efficiencies or any potential balance sheet restructuring, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of Wesbanco and its subsidiaries and of Old Line Bancshares and its subsidiaries.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

	Wesbanco, Inc.	Old Line Bancshares	Pro Forma Adjustments (1)		Pro Forma Combined Wesbanco, Inc.
	(Dollars in thousands, except per share amounts)
Assets
Cash and cash equivalents	$244,333	$47,001	$0		$291,334
Equity securities	11,644	10,887	0		22,531
Available for sale securities	2,209,199	268,535	(131)	(a)	2,477,603
Held to maturity securities	852,824	0	0		852,824
Total loans	7,723,150	2,496,456	(16,437)	(b)	10,203,169
Goodwill and other intangibles	914,705	108,069	139,236	(c)	1,162,010
Other assets	638,032	165,890	(2,340)	(d)	801,582
Total Assets	$12,593,887	$3,096,838	$120,328		$15,811,053

Liabilities and Shareholders’ Equity
Deposits	$8,664,363	$2,413,346	$14,500	(e)	$11,092,209
Other borrowings	1,486,339	204,379	0	(f)	1,690,718
Subordinated and junior subordinated debt	156,632	38,569	1,500		196,701
Other liabilities	185,284	43,183	0		228,467
Total Liabilities	10,492,618	2,699,477	16,000		13,208,095

Shareholders’ Equity	2,101,269	397,361	104,328	(g)	2,602,958
Total Liabilities and Shareholders’ Equity	$12,593,887	$3,096,838	$120,328		$15,811,053

Book value per common share	$38.42	$23.38			$38.26
Shares outstanding	54,691,225	16,999,146			68,025,355

(1) See Note 2 in the notes to the pro forma financial information, Purchase Accounting Adjustments, for additional information and cross references to the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2019

					Pro Forma
		Old Line	Pro Forma		Combined
	Wesbanco, Inc.	Bancshares	Adjustments (1)		Wesbanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$287,287	$87,101	$3,696	(h)	$378,084
Securities and other	68,657	6,859	25	(i)	75,541
Total Interest Income	355,944	93,960	3,721		453,625

Interest Expense
Deposits	32,522	17,840	(3,625)	(j)	46,737
Other borrowings	30,481	5,791	(563)	(k)	35,709
Total Interest Expense	63,003	23,631	(4,188)		82,446
Net Interest Income	292,941	70,329	7,909		371,179
Provision for credit losses	9,375	943	0		10,318
Net Interest Income After
Provision for Credit Losses	283,566	69,386	7,909		360,861

Other Income	85,878	10,078	0		95,956
Other Expense	219,652	43,815	3,595	(l)	267,062
Income Before Income Taxes	149,792	35,649	4,314		189,755
Provision for income taxes	27,295	9,048	906	(m)	37,249
Net Income Available
to Common Shareholders	$122,497	$26,601	$3,408		$152,506

Earnings Per Share
Basic	$2.24	$1.56			$2.24
Diluted	$2.24	$1.55			$2.24

Average Shares Outstanding
Basic	54,641,057	17,021,359			67,975,187
Diluted	54,705,761	17,146,723			68,039,891

(1) See Note 3 in the notes to the pro forma financial information, Projected Amortization/Accretion of Purchase Accounting Adjustments, for additional information related to the calculation of the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Wesbanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2018

					Pro Forma
		Old Line	Pro Forma		Combined
	Wesbanco, Inc.	Bancshares	Adjustments (1)		Wesbanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$331,961	$104,490	$4,836	(h)	$441,287
Securities and other	82,996	6,784	33	(i)	89,813
Total Interest Income	414,957	111,274	4,869		531,100

Interest Expense
Deposits	31,835	14,620	(4,833)	(j)	41,622
Other borrowings	35,886	6,708	(750)	(k)	41,844
Total Interest Expense	67,721	21,328	(5,583)		83,466
Net Interest Income	347,236	89,946	10,452		447,634
Provision for credit losses	7,764	1,849	0		9,613
Net Interest Income After
Provision for Credit Losses	339,472	88,097	10,452		438,021

Other Income	100,276	11,981	0		112,257
Other Expense	265,224	62,691	4,726	(l)	332,641
Income Before Income Taxes	174,524	37,387	5,726		217,637
Provision for income taxes	31,412	10,169	1,202	(m)	42,783
Net Income Available
to Common Shareholders	$143,112	$27,218	$4,524		$174,854

Earnings Per Common Share
Basic	$2.93	$1.73			$2.81
Diluted	$2.92	$1.71			$2.80

Average Common Shares Outstanding
Basic	48,889,041	15,713,572			62,223,171
Diluted	49,022,990	15,913,195			62,357,120

(1) See Note 3 in the notes to the pro forma financial information, Projected Amortization/Accretion of Purchase Accounting Adjustments, for additional information related to the calculation of the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Pro Forma Presentation

On July 23, 2019, Wesbanco entered into the merger agreement with Old Line Bancshares. Under the terms of the merger agreement, Wesbanco will exchange 0.7844 shares of its common stock for each share of Old Line Bancshares common stock. The receipt by Old Line Bancshares stockholders of shares of Wesbanco common stock in exchange for their shares of Old Line Bancshares common stock is anticipated to qualify as a tax-free exchange. The transaction, approved by the directors of both companies, is valued at $501.7 million. This value is based on Wesbanco’s closing stock price on September 30, 2019 of $37.37. Considering the range of Wesbanco stock prices since the announcement of the merger, the value of the transaction at closing may or may not be materially different from the transaction value included in these pro formas.

The unaudited pro forma condensed combined financial information of Wesbanco’s financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Old Line Bancshares was consummated on January 1, 2018 for purposes of the unaudited pro forma condensed combined statements of income and on September 30, 2019 for purposes of the pro forma balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Old Line at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Old Line’s tangible, and identifiable intangible assets and liabilities as of the closing date.

Funding for the merger transaction is included in the pro forma adjustments as follows (in thousands):

Fair value of Wesbanco shared to be issued, net of equity issuance costs	$498,297
Stock options to be converted to WSBC stock	3,393

Total purchase price	$501,690

Note 2 — Purchase Accounting Adjustments

The pro forma adjustments include the purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments, other than goodwill, are amortized/accreted on either a straight-line basis or under the sum-of-the-years’ digits method over their estimated average remaining lives. Estimated accretion and amortization on borrowings are based on estimated maturity by type of borrowing. When the actual amortization/accretion is recorded for periods following the merger closing, the effective yield method will be used where appropriate. Tax expense related to the net fair value adjustments is calculated at the statutory 21% tax rate for federal income tax purposes.

Included in the pro forma adjustments are estimated core deposit intangibles of $33.6 million. The core deposit intangibles are separate from goodwill and amortized under the sum-of-the-years’ digits method over an estimated average remaining life of 10 years. When the actual amount of core deposit intangibles is determined as of the date of acquisition, which may be more or less than the estimated amount, the sum-of-the-years’ digits method will be used to record amortization over the intangibles’ actual lives. Estimated goodwill totaling $213.7 million is included in the pro forma adjustments, and is not subject to amortization, but will be tested for impairment at least annually, or when impairment indicators are identified.

The allocation of the purchase price is as follows (in thousands):

Purchase Price:		Proforma Balance Sheet Cross Reference
Fair value of Wesbanco shares to be issued, net of equity issuance costs	$501,690	(g)
Total purchase price	501,690

Net tangible assets acquired:
Old Line's shareholders' equity	397,361	(g)
Old Line's pre-merger goodwill and other intangibles	(108,069)	(c)
Total net tangible assets acquired	289,292

Excess of net purchase price over carrying value of net tangible assets acquired	212,398

Estimated adjustments to reflect fair values of acquired assets and liabilities:
Reduction on loans, net of elimination of Old Line allowance for loan losses	16,437	(b)
Reduction on investments	131	(a)
Estimated core deposit intangible	(33,591)	(c)
Increase to bank premises and equipment	(3,500)	(d)
Other acquired assets	5,701	(d)
Increase in certificates of deposit	14,500	(e)
Increase in subordinated debt	1,500	(f)
Deferred taxes related to fair value adjustments	138	(d)
Preliminary proforma goodwill resulting from the merger	$213,714	(c)

      The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited proforma condensed combined statement of position.  All adjustments are based on current assumptions and/or valuations, which are subject to change.

(a)	Available-for-sale securities were adjusted down to reflect certain credit and liquidity adjustments.
(b)

Loans, including loans held for sale, net of the allowance for loan losses and deferred fees and costs were adjusted to reflect credit, liquidity and interest rate estimates resulting in a discount on Old Line’s portfolio.

(c)

Goodwill and other intangible assets were adjusted to remove $108.1 million of Old Line's goodwill and core deposit intangible assets and record the estimated $213.7 million of goodwill and $33.6 million of core deposit intangible asset resulting from the transaction.

(d)

Other assets represents $5.7 million of transaction costs incurred by Old Line and $0.1 million of estimated deferred tax asset resulting from the transaction offset by a $3.5 million increase in bank premises and equipment adjusted to appraisals.

(e)	Deposits were adjusted to reflect current interest rates and spreads resulting in a premium on Old Line’s deposits.
(f)	Subordinated debt was adjusted up to reflect credit, liquidity and interest rate estimates resulting in a premium on Old Line’s subordinated debt.
(g)	Equity was adjusted to eliminate Old Line's equity of $397.4 million and to reflect the issuance of common shares in the purchase of Old Line for $501.7 million.

Note 3 — Projected amortization/accretion of purchase accounting adjustments

        The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited proforma condensed combined statements of income.  All adjustments are based on current assumptions and/or valuations, which are subject to change.

(h)	Loan interest income was adjusted to include accretion of the discount on the loan portfolio.
(i)	Securities interest income was adjusted to include the additional discount accretion on the available-for-sale portfolio resulting from the transaction.
(j)	Interest expense on deposits was adjusted to include accretion of the premium on time deposits.
(k)	Interest expense on other borrowings was adjusted to reflect accretion of the premium on subordinated debt.

(l)	Other expenses were adjusted to reflect core deposit intangible amortization and adjustments to increase depreciation expense resulting from an expected write-up of bank premises and equipment.
(m)	Income tax expense was adjusted to reflect a statutory tax rate of 21% on the purchase accounting adjustments resulting from the transaction.

	Discount Accretion (Premium Amortization) for the
	Years Ended December 31, (1)
	2020 (2)	2021	2022	2023	2024
(Unaudited, dollars in thousands)
Securities	$33	$33	$33	$33	$-
Loans	4,836	4,097	3,358	2,618	1,879
Customer/deposit base	(4,551)	(4,009)	(3,467)	(2,925)	(2,383)
Bank premises and equipment	(175)	(175)	(175)	(175)	(175)
Time deposits	4,833	4,833	4,833	-	-
Subordinated debt (3)	750	750	-	-	-
Increase (decrease) in pre-tax net income	$5,726	$5,529	$4,582	$(449)	$(679)

(1) Estimated accretion and amortization of fair value adjustments are accreted or amortized on either a straight-line basis or under the sum-of-the-years' digits method over the estimated average or actual remaining life: 4 years for securities, 7 years for loans ($6.1 million of gross mark assumed to be non-accretable), 10 years for core deposit intangibles, 20 years for bank premises and equipment, 3 years for certificates of deposit and 2 years for subordinated debt. (Note: When the actual amortization is recorded for periods following closing of the transaction, the interest method may also be used.)  The restructuring of borrowings, loans, securities and/or junior subordinated debt may alter the accretion and amortization amounts included in this proforma analysis.

(2) Accretion and amortization estimates for 2020 assumes the acquisition closes on December 31, 2019, although the actual closing occurred on November 22, 2019.

(3) Subordinated debt is assumed to be refinanced at the end of the instrument’s five-year fixed rate no call period, although the stated maturity is ten years.

Note 4 — Cost Savings and Merger-Related Costs

Estimated cost savings, expected to approximate 31% of Old Line’s annualized pre-tax operating expenses, are excluded from this pro forma analysis. Cost savings are estimated to be realized at 75% in the first full year after the acquisition with the remainder expected to be recognized in subsequent years. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Pre-tax merger-related expenses are estimated to be $33.5 million, of which $5.7 million is related to Old Line pre-acquisition expenses and reflected in the proforma financial statements as an acquired liability. See Note 2, Purchase Accounting Adjustments, for additional information.